Exhibit 10.7

TRADEMARK SECURITY AGREEMENT

(Canada)

TRADEMARK SECURITY AGREEMENT dated as of February 15, 2023 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), among each of the signatories hereto (collectively, the “Grantors”) and JORDAN GEOTAS, as representative of the Purchasers and AP Noteholders named in the Purchase Agreement (as defined below) (in such capacity, the “Secured Party”).

Reference is made to (a) the Junior Secured Note Purchase Agreement dated as of November 1, 2019, as amended by that certain First Amendment to Secured Note Purchase Agreement dated as of February 15, 2023 (collectively, as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among JIMMY JANG, L.P., a Delaware limited partnership, BAKER TECHNOLOGIES, INC., a Delaware corporation, COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, and JUPITER RESEARCH, LLC, an Arizona limited liability company (collectively, the “Borrowers”), TILT HOLDINGS, INC., a British Columbia corporation (the “Parent”), and the Secured Party, as Noteholder Representative; and (b) the Amended and Restated Security Agreement dated as of February 15, 2023 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers and certain subsidiaries of the Borrowers, as grantors, the other grantors from time to time party thereto, Parent, and the Secured Party. The Borrowers have agreed to sell and issue to the Purchasers and AP Noteholders certain promissory notes subject to the terms and conditions set forth in the Purchase Agreement. Each Grantor is a Borrower, an Affiliate of a Borrower, or the Parent, and is willing to execute and deliver this Agreement as a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement. Accordingly, the parties hereto agree as follows:

1.           Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Purchase Agreement or the Security Agreement, as applicable. The rules of construction specified in Section 1 of the Security Agreement also apply to this Agreement.

2.          Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Secured Party (for itself and for the benefit of the Purchasers and AP Noteholders) a lien and security interest (the “Security Interest”) in all of each such Grantor’s right, title and interest in, to and under all of its now owned or hereafter acquired or arising and filed (i) trademarks, trademark registrations, trade names and trademark applications, service marks, service mark registrations, service names and service mark applications, including, without limitation, the trademark registrations and trademark applications listed on Schedule I, attached hereto and made a part hereof, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) any rights corresponding thereto throughout the world; and (ii) the entire goodwill of such Grantor's business including but not by way of limitation such goodwill connected with and symbolized by the Trademarks (all of the foregoing trademarks, service marks, trademark and service mark registrations, trade names, service names and applications, together with the items described in clauses (a) – (d) and (ii), are hereinafter individually and/or collectively referred to as the “Trademark Collateral”).

3.           Security Agreement. The Security Interest granted to the Secured Party herein is granted in furtherance, and not in limitation, of the security interests granted to the Secured Party pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

4.           Termination. Upon the full performance of the Secured Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not pending), the security interest granted herein shall terminate and the Secured Party shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

5.           Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

JUPITER RESEARCH, LLC, an Arizona limited liability company

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: Chief Executive Officer

Signature Page to Trademark Security Agreement

NOTEHOLDER REPRESENTATIVE:

/s/ Jordan Geotas
JORDAN GEOTAS

Signature Page to Trademark Security Agreement

SCHEDULE I

TRADEMARK COLLATERAL

(Omitted)